Exhibit 16.1

September 10, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	EVANS BREWING COMPANY, INC. File No. 000-54995

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated September 10, 2015 of EVANS BREWING COMPANY, INC. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP